UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 29, 2025

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC” and together with UPCIC, the “Insurance Entities”), each a wholly-owned subsidiary of Universal Insurance Holdings, Inc. (“Universal” or the “Company”), have completed the placement of their combined 2025-2026 reinsurance program, effective June 1, 2025.
The Insurance Entities are responsible for insured losses related to catastrophic events in excess of coverage provided by their combined reinsurance program. The Insurance Entities also remain responsible for insured losses notwithstanding the failure of any reinsurer to make payments otherwise due to the Insurance Entities. The Insurance Entities’ inability to satisfy valid insurance claims resulting from catastrophic events could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.
UPCIC/APPCIC 2025-2026 All States Reinsurance Program
•First event All States retention of $45 million.
•All States first event tower extends to $2.526 billion with no co-participation in any of the layers, no limitation on loss adjustment expenses and no accelerated deposit premiums.
•Assuming a first event completely exhausts the $2.526 billion tower, the second event exhaustion point would be $1.209 billion, an increase of $75 million over the 2024-2025 period.
•Full reinstatement available on $1.098 billion of non-FHCF first event catastrophe coverage for guaranteed second event coverage, an increase of $75 million in reinstateable, aggregate capacity over the 2024-2025 period. For all layers purchased between $45 million and the projected attachment point of the FHCF layer, to the extent that all of our coverage or a portion thereof is exhausted in a catastrophic event and reinstatement premium is due, we have purchased enough reinstatement premium protection ("RPP") limit to pay the premium necessary for the reinstatement of these coverages or have secured a specific second event contract.
•First event layer of 100% of $66 million in excess of $45 million established by UIH in captive insurance arrangement
•Specific 2nd event private market excess of loss coverage of $66 million in excess of $45 million sitting behind captive arrangement
•Specific 3rd and 4th event private market catastrophe excess of loss coverage of $86 million in excess of $25 million provides frequency protection for multiple events during the treaty period including a $20 million reduction in retention for a 3rd and 4th event.
•For the FHCF Reimbursement Contracts effective June 1, 2025, both UPCIC and APPCIC have continued the election of the 90% coverage level. We estimate the total mandatory FHCF layer will provide approximately $1.296 billion of coverage for UPCIC, which inures to the benefit of the open market coverage secured from private reinsurers and we estimate the total mandatory FHCF layer will provide approximately $21 million of coverage for APPCIC, which inures to the benefit of the open market coverage secured from private reinsurers.
•To further insulate for future years, UPCIC and APPCIC have secured $352 million of catastrophe capacity with contractually agreed limits that extend coverage to include the 2026-2027 treaty period, of which $277 million of the capacity sits below the Florida Hurricane Catastrophe Fund and $75 million sits above the Florida Hurricane Catastrophe Fund.
Press Release
The Company has issued a press release announcing the placement of the combined 2025-2026 reinsurance program. Such press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description

99.1	Press Release dated May 29, 2025.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2025	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer